Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1/A of our report dated December 18, 2015 with respect to the audited balance sheet of Whiskey Acquisition, Inc. as of September 30, 2015 and the related statement of operations, changes in stockholders' deficit, and statement of cash flows for the period from August 19, 2015 (inception) through September 30, 2015.

We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
April 4, 2016